Exhibit 99.02

CANCELLATION & DISCHARGE OF LOAN

THE SHARES OF STOCK ISSUABLE UPON EXECUTION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, TRANSFER OR OTHER DISPOSITION OF SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

        Issuance of 5,000,000 Shares
of Class A Common Stock

        SoftNet Technology Corp., a Nevada corporation (the "Company") hereby certifies that, for value received, DD Investments ("DD"), is entitled, on the terms set forth below, to receive Five Million (5,000,000) fully paid and non-assessable shares of the Class A common stock, par value $0.001 per share (the "Grant Shares"), of the Company, in exchange for the cancellation and discharge of a series of loans, as set forth below, in the total principal amount of $530,000, and any accumulated interest thereon (the "Purchase Price"). As used herein, the term "Stock" shall mean the Company's presently authorized common stock or any stock into or for which such common stock may hereafter be converted or exchanged prior to or concurrent with the execution of this Agreement.

  Cancellation and Discharge of Loan. The Grant Shares shall be issued to DD upon full execution of this Agreement. The Purchase Price shall be paid in the form of the cancellation and discharge of any and all loans made to the Company by, or an behalf of, DD in the total principal amount of $530,000 together with any interest and/or penalties which may have accrued thereon (the “Loan”).  The Loan consisted of advances as set forth on Attachment A.  This Agreement shall constitute full and final repayment of Loan, and the same is, and shall hereby be, cancelled, extinguished and discharged.

  Representations and Covenants of DD. This Agreement has been entered into by the Company in reliance upon the following representations and covenants of DD:

(a) Investment Purpose. The Stock issuable hereunder will be acquired for investment and not with a view to the sale or distribution of any part thereof, and DD has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.
(b) Private Issue. DD understands (i) that the Stock issuable hereunder is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 2.
(c) Disposition of DD's Rights. The Stock issuable hereunder is non-transferable, except in accordance with the terms of this provision. Notwithstanding the foregoing, the restrictions imposed upon the transferability of shares of the Stock shall terminate as to any particular share of Stock when (1) the transfer of such security shall have been effectively registered under the Act and transferred by DD in accordance with such registration, or (2) such security shall have been sold without registration in compliance with Rule 144 under the Act or (3) a letter shall have been issued to DD at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to DD at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the Stock issuable hereunder may be sold pursuant to Rule 144(k), the restrictions imposed herein shall terminate, DD or holder of a share of Stock issued upon exercise of this Warrant as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for such shares of Stock not bearing any restrictive legend.
(d) Financial Risk. DD has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.
(e) Risk of No Registration. DD understands that if a registration statement covering the transfer of the Stock under the Act is not in effect when it desires to sell the Stock issuable heeunder, it may be required to hold such securities for an indefinite period. DD also understands that any sale of Stock issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

  Delivery of Stock Certificates. Promptly after the execution of this Agreement, the Company will issue to DD a certificate or certificates for a total of Five Million (5,000,000) shares of Stock to DD, provided, however, that the Company will place on each certificate the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT.”

Furthermore, the Company will place on each certificate any legend required by any applicable state blue sky law.

  Indemnification.  This Agreement and the issuance of the Grant Shares shall constitute full and final satisfaction of any debt of the Company to DD.  DD will indemnify and hold the Company harmless for any and all costs, including, without limitation attorney’s fees, associated with the repayment of the Loan.

  Change; Waiver. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

  Headings. The headings in this Agreement are for purposes of reference only and shall not be deemed to constitute a part hereof.

  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

  Governing Law. This Warrant is delivered in the State of New Jersey and shall be construed in accordance with and governed by the laws of such state.

  Confidentiality; No Public Disclosure. The terms and conditions of this Agreement are confidential. Neither party shall make any public disclosure concerning the terms and conditions of this Agreement without the prior written consent of the other party, except as required by the rules and regulations of the Securities and Exchange Commission, the OTCBB or any other applicable stock exchanges.

Dated: June __, 2006	SOFTNET TECHNOLOGY CORP.
/s/ Signature of Authorized Signatory
James M. Farinella / C.E.O. Print Name and Title
Agreed and Accepted:	DD INVESTMENTS
/s/ Signature of Authorized Signatory
Print Name and Title